UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   June 9, 2006

Matritech, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12128	04-2985132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Nevada Street, Newton, Massachusetts	02460
(Address of principal executive offices)	(Zip Code)

(617) 928-0820
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On June 9, 2006, the stockholders of the Registrant approved the Company’s 2006 Equity and Incentive Plan (the “Plan”) and an increase in authorized shares of common stock of the Company, which was a precondition to issue shares of common stock under the Plan. In accordance with the terms of the Plan, it is effective as of June 15, 2006. The Plan establishes a pool of 4,000,000 shares of common stock that may be granted to employees, officers, directors, and consultants in the form of stock options, stock appreciation rights, restricted stock, restricted stock units or any combination thereof. The Plan, which is administered by the Compensation Committee of the Company’s Board of Directors, prohibits issuance of options with an exercise price below fair market value on the date of grant, the repricing of options and any material amendment of the Plan without stockholder approval. A copy of the Plan is attached hereto as Exhibit 10.1.

On June 9, 2006, the Registrant granted a stock option to David Kolasinski, its Vice President, Sales, for the purchase of 60,000 shares of common stock at an exercise price of $1.01 per share. The option becomes exercisable with respect to 50% of the shares on the two year anniversary of grant, with respect to an additional 25% on the three year anniversary of grant and the final 25% becomes exercisable on the four year anniversary of grant. The form of stock option agreement used for this grant is attached hereto as Exhibit 10.2.

On June 12, 2006, Matritech, Inc. and Unotech Diagnostics, Inc. entered into an Extension Agreement, amending the Letter Agreement regarding Contract Manufacturing Arrangement for the manufacture of Matritech’s NMP22® BladderChek® Test. The Extension Agreement extends the term of the manufacturing arrangement for an additional year to April 22, 2008. Unotech Diagnostics, Inc. is the sole manufacturer of the NMP22 BladderChek Test, sales of which represent more than 80% of Matritech’s revenues. No other provisions of the Letter Agreement were amended.  A copy of the Extension Agreement is attached hereto as Exhibit 10.3.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 9, 2006, the stockholders of the Registrant approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 90,000,000 shares to 150,000,000 shares. A Certificate of Amendment was filed with the Delaware Secretary of State’s office on June 9, 2006 and is effective on that date. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1.

Item 8.01    Other Events.

On June 9, 2006, Matritech, Inc. held its Annual Meeting of Stockholders. The results of voting on the five Proposals before the Stockholders are presented below.

The following directors were elected at the Annual Meeting:

	Votes
Election of Directors	For	Withheld
Stephen D. Chubb	42,730,359	3,573,609
David L. Corbet	42,902,734	3,401,234
Walter O. Fredericks	43,142,289	3,161,679

Judith Kurland	43,110,481	3,193,487
Bruce Lehman	43,159,518	3,144,450
Jonathan M. Niloff	43,187,326	3,116,642
Richard A. Sandberg	42,573,957	3,730,011
T. Stephen Thompson	43,047,439	3,256,529
C. William Zadel	43,053,219	3,250,749

Proposal 2, to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 90,000,000 to 150,000,000, was passed with 40,629,016 shares voting for, 5,479,104 shares voting against, and 195,848 shares abstaining.

Proposal 3, to approve certain issuances by the Company of shares of common stock at a price below $0.61 per share in repayment of principal and interest on the 15% Secured Convertible Promissory Notes issued in the Company’s January 2006 financing transaction and for issuance of additional warrant shares if the investors in that transaction become entitled to such shares, was passed with 7,025,799 shares voting for, 6,184,728 shares voting against, 171,802 shares abstaining and 32,921,639 shares not voted by brokers.

Proposal 4, to approve the Company’s 2006 Equity and Incentive Plan, was passed with 8,416,126 shares voting for, 4,718,166 shares voting against, 248,038 shares abstaining and 32,921,638 shares not voted by brokers.

Proposal 5, to ratify the selection of the firm PricewaterhouseCoopers LLP to serve as auditors for the fiscal year ending December 31, 2006, was passed with 44,464,966 shares voting for, 1,528,187 shares voting against, and 310,815 shares abstaining.

Item 9.01    Financial Statements and Exhibits.

(c) Exhibits.

The following Exhibits are filed as part of this report:

Exhibit No.	Description

3.1	Certificate of Amendment, dated June 9, 2006, of Amended and Restated Certificate of Incorporation of Matritech, Inc.

10.1	2006 Equity and Incentive Plan.

10.2	Form of Stock Option Agreement with executive officer.

10.3
Extension Agreement, dated June 12, 2006, by and between the Registrant and Unotech Diagnostics, Inc., amending the termination date of the Letter Agreement regarding Contract Manufacturing Arrangement between the parties dated March 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRITECH, INC.

Date: June 13, 2006	By:	/s/ Stephen D. Chubb
Name: Stephen D. Chubb
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment, dated June 9, 2006, of Amended and Restated Certificate of Incorporation of Matritech, Inc.

10.1	2006 Equity and Incentive Plan.

10.2	Form of Stock Option Agreement with executive officer.

10.3
Extension Agreement, dated June 12, 2006, by and between the Registrant and Unotech Diagnostics, Inc., amending the termination date of the Letter Agreement regarding Contract Manufacturing Arrangement between the parties dated March 2001.